                                                                      EXHIBIT 21

                      SUBSIDIARIES OF EXECUTIVE RISK INC.



                                               CHARTERING              PERCENT
NAME OF SUBSIDIARY                            JURISDICTION              OWNED
------------------                            ------------             -------

 Executive Risk Inc. Subsidiaries
 --------------------------------

Executive Risk Management Associates*         Connecticut                70%
 (underwriting and claims agency)

Executive Risk Capital Trust                  Delaware                  100%

Executive Re Inc.                             Delaware                  100%
 (middle-level holding company)

  Executive Re Inc. Subsidiaries
  ------------------------------
  - Executive Risk Management Associates*     Connecticut                30%

  - Executive Risk                            Netherlands               100%
     International Holdings BV
       (mid-level holding co.)

       Executive Risk I.H. BV subsidiary
       ---------------------------------

       - Executive Risk N.V.                  Netherlands               100%
         (Netherlands insurer)

  - Executive Risk (Bermuda) Ltd.             Bermuda                   100%
         (Bermuda insurer)

  - Sullivan Kelly Inc.                       California                100%
     (underwriting manager)

       Sullivan Kelly Inc. subsidiary
       ------------------------------

       - Sullivan Kelly of Arizona, Inc.      Arizona                   100%

  - Executive Risk Indemnity Inc.             Delaware                  100%
      (admitted insurance company)

       Executive Risk Indemnity Inc. subsidiaries
       ------------------------------------------

       - Executive Risk Specialty             Connecticut               100%
         Insurance Company
         (surplus lines company)

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     -Quadrant Indemnity Company       Connecticut      100%
     (admitted insurance company)

     -Talcott Services Corporation     Connecticut      100%

  -Executive Risk Limited              United Kingdom   100%

---------------------------------------
  *Connecticut general partnership.


ALL SUBSIDIARIES HAVE A PRINCIPAL U.S. MAILING ADDRESS OF:

82 HOPMEADOW STREET
SIMSBURY, CONNECTICUT 06070